Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of PNC and its subsidiaries and of National City and its subsidiaries, as an acquisition by PNC of National City using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the purchase method of accounting, the assets and liabilities of National City will be recorded by PNC at their respective fair values as of the date the merger is completed. The unaudited condensed combined financial data also reflects the receipt of $7.7 billion from the planned sale of preferred securities and issuance of warrants to purchase 17.2 million shares of PNC common stock under the TARP Capital Purchase Program. The unaudited pro forma condensed combined balance sheet gives effect to the merger and the issuance of the preferred securities and warrants to purchase shares of PNC common stock to the United States Treasury, or Treasury, as if the transactions had occurred on September 30, 2008. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2008 and the year ended December 31, 2007, give effect to the merger and the issuance of the preferred securities and warrants to purchase shares of PNC common stock to the Treasury as if the transactions had become effective at January 1, 2007.

The merger agreement was announced on October 24, 2008, and provides for each outstanding share of National City common stock other than shares beneficially owned by National City and PNC to be converted into the right to receive 0.0392 of a share of PNC common stock. Shares of National City preferred stock will be converted on a one-for-one basis into PNC preferred stock having the same terms (to the fullest extent possible) as the corresponding National City preferred stock. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated combined financial statements and the related notes of both PNC and National City.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined companies had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and related notes thereto of PNC and its subsidiaries and of National City and its subsidiaries.

THE PNC FINANCIAL SERVICES GROUP, INC.

Pro Forma Condensed Combined Balance Sheet

At September 30, 2008

In millions Unaudited	PNC As Reported (a)	NCC As Reported (b)	Pro Forma Adjustments	Ref	Pro Forma Combined	TARP	Ref	Pro Forma with TARP
Assets
Cash and due from banks	$3,060	$4,241			$7,301			$7,301
Federal funds sold and resale agreements	1,826	2,156			3,982			3,982
Trading securities and other short-term investments	2,866	1,736			4,602			4,602
Loans held for sale	1,922	3,246	$(136)	A	5,032			5,032
Securities available for sale	31,031	8,826			39,857			39,857
Loans, net of unearned income	75,184	110,462	(13,379)	A	172,267			172,267
Allowance for loan and lease losses	(1,053)	(3,752)	2,155	B	(2,650)			(2,650)

Net loans	74,131	106,710	(11,224)		169,617			169,617
Goodwill	8,829	3,000	(3,000)	C	8,829			8,829
Other intangible assets	1,092	2,593	1,537	D	5,222			5,222
Equity investments	6,735	1,689			8,424			8,424
Other	14,118	9,494	2,706	E	26,318			26,318

Total assets	$145,610	$143,691	$(10,117)		$279,184			$279,184

Liabilities
Deposits
Noninterest-bearing	$19,255	$15,251			$34,506			$34,506
Interest-bearing	65,729	80,331	$543	F	146,603			146,603

Total deposits	84,984	95,582	543		181,109			181,109
Borrowed funds
Federal funds purchased and repurchase agreements	7,448	3,248			10,696	$(7,700)	J	2,996
Other borrowings	24,691	25,526	(1,197)	G	49,020			49,020

Total borrowed funds	32,139	28,774	(1,197)		59,716	(7,700)		52,016
Accrued expenses and other	12,199	3,342	746	H	16,287			16,287

Total liabilities	129,322	127,698	92		257,112	(7,700)		249,412

Minority and noncontrolling interests in consolidated entities	2,070	155			2,225			2,225

Shareholders’ Equity
Total shareholders’ equity	14,218	15,838	(10,209)	I	19,847	7,700	J	27,547

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$145,610	$143,691	$(10,117)		$279,184			$279,184

(a)	Amounts derived from PNC’s unaudited interim consolidated financial statements, as of, and for the nine months ended, September 30, 2008.
(b)	Amounts derived from National City Corporation’s unaudited interim consolidated financial statements, as of, and for the nine months ended, September 30, 2008.

See accompanying Notes To Consolidated Financial Statements.

THE PNC FINANCIAL SERVICES GROUP, INC.

Pro Forma Condensed Combined Income Statement

Nine months ended September 30, 2008

In millions, except per share data Unaudited	PNC As Reported (a)	NCC As Reported (b)	Pro Forma Adjustments	Ref	Pro Forma Combined	TARP	Ref	Pro Forma with TARP
Interest Income
Loans	$3,145	$5,235	$389	K	$8,769			$8,769
Securities available for sale (c)	1,270	363			1,633			1,633
Other (d)	355	247			602			602

Total interest income	4,770	5,845	389		11,004			11,004

Interest Expense
Deposits	1,152	1,823	(123)	L	2,852			2,852
Borrowed funds	787	934	193	M	1,914	(124)	R	1,790

Total interest expense	1,939	2,757	70		4,766	(124)		4,642

Net interest income	2,831	3,088	319		6,238	124		6,362

Noninterest Income
Fund servicing	695				695			695
Asset management (e)	589	232			821			821
Consumer services (f)	472	417			889			889
Corporate services (g)	547	(106)	(29)	N	412			412
Service charges on deposits	271	763			1,034			1,034
Net securities gains (losses)	(34)	427			393			393
Other (h)	143	222			365			365

Total noninterest income	2,683	1,955	(29)		4,609			4,609

Total revenue	5,514	5,043	290		10,847	124		10,971
Provision for credit losses	527	4,169			4,696			4,696
Noninterest Expense
Personnel	1,660	1,841			3,501			3,501
Occupancy	274	255	(7)	O	522			522
Equipment (i)	267	306	(7)	O	566			566
Marketing	94	109			203			203
Other (j)	1,004	3,457	124	P	4,585			4,585

Total noninterest expense	3,299	5,968	110		9,377			9,377

Income (loss) before income taxes	1,688	(5,094)	180		(3,226)	124		(3,102)
Income tax expense (benefit)	558	(1,093)	67	Q	(468)	46	Q	(422)

Net income (loss)	$1,130	$(4,001)	$113		$(2,758)	$78		$(2,680)

Earnings (Loss) Per Common Share
Basic	$3.30	$(11.32)			$(6.33)			$(6.99)
Diluted	$3.24	$(11.32)			$(6.35)			$(7.00)

Average Common Shares Outstanding
Basic	343	745	(652)		436			436
Diluted	346	745	(655)		436			436

(a)	Amounts derived from PNC’s unaudited interim consolidated financial statements as of, and for the nine months ended, September 30, 2008
(b)	Amounts from National City Corporation’s unaudited interim consolidated financial statements, as of, and for the nine months ended, September 30, 2008.
(c)	Includes the following National City Interest Income from Securities line items: Taxable and Exempt from Federal income taxes.
(d)	Includes National City’s Interest Income from Trading assets and Other.
(e)	Includes National City’s Trust and Investment Management fees line item.
(f)	Includes National City’s Insurance revenue, Card-related fees, Brokerage revenue, and Other service fees line items.
(g)	Includes National City’s Loan servicing revenue line item.
(h)	Includes National City’s Leasing revenue, Loan sale revenue, and Other line items.
(i)	Includes National City’s Equipment line item and $70 million of leasing expense.
(j)	Includes National City’s Impairment fraud and other losses, Foreclosure costs, Third party services, Supplies and postage, and Other line items less $70 million of leasing expense.

See accompanying Notes to Pro Forma Condensed Financial Statements.

THE PNC FINANCIAL SERVICES GROUP, INC.

Pro Forma Condensed Combined Income Statement

Year Ended December 31, 2007

In millions, except per share data Unaudited	PNC As Reported (a)	NCC As Reported (b)	Pro Forma Adjustments	Ref	Pro Forma Combined	TARP	Ref	Pro Forma with TARP
Interest Income
Loans	$4,232	$8,570	$519	K	$13,321			$13,321
Securities available for sale (c)	1,429	419			1,848			1,848
Other (d)	505	196			701			701

Total interest income	6,166	9,185	519		15,870			15,870

Interest Expense
Deposits	2,053	2,991	(181)	L	4,863			4,863
Borrowed funds	1,198	1,798	338	M	3,334	(366)	R	2,968

Total interest expense	3,251	4,789	157		8,197	(366)		7,831

Net interest income	2,915	4,396	362		7,673	366		8,039

Noninterest Income
Fund servicing	835	0			835			835
Asset management (e)	784	318			1,102			1,102
Consumer services (f)	692	590			1,282			1,282
Corporate services (g)	713	402	(39)	N	1,076			1,076
Service charges on deposits	348	905			1,253			1,253
Net securities (losses) gains	(5)	22			17			17
Other (h)	423	369			792			792

Total noninterest income	3,790	2,606	(39)		6,357			6,357

Total revenue	6,705	7,002	323		14,030	366		14,396
Provision for credit losses	315	1,326			1,641			1,641
Noninterest Expense
Personnel	2,140	2,580			4,720			4,720
Occupancy	350	315	(10)	O	655			655
Equipment (i)	311	455	(9)	O	757			757
Marketing	115	157			272			272
Other (j)	1,380	1,798	194	P	3,372			3,372

Total noninterest expense	4,296	5,305	175		9,776			9,776

Income before income taxes	2,094	371	148		2,613	366		2,979
Income tax expense	627	57	55	Q	739	136	Q	875

Net income	$1,467	$314	$93		$1,874	$230		$2,104

Earnings Per Common Share
Basic	$4.43	$.51			$4.42			$3.84
Diluted	$4.35	$.51			$4.36			$3.77

Average Common Shares Outstanding
Basic	331	606	(513)		424			424
Diluted	335	612	(519)		428	1		429

(a)	Amounts derived from PNC’s audited consolidated financial statements as of, and for the year ended, December 31, 2007.
(b)	Amounts derived from National City Corporation’s audited consolidated financial statements as of, and for the year ended, December 31, 2007.
(c)	Includes National City’s Interest Income from Securities line items: Taxable, Exempt from Federal income taxes, and Dividends.
(d)	Includes National City’s Interest Income from Federal funds sold and security resale agreements and Other investments.
(e)	Includes National City’s Trust and Investment Management fee line item.
(f)	Includes National City’s Insurance revenue, Card-related fees, Brokerage revenue, and Other service fees line items.
(g)	Includes National City’s Loan servicing revenue line item.
(h)	Includes National City’s Loan sale (loss) revenue, Leasing revenue, Gain on divestitures, and Other line items.
(i)	Includes National City’s Equipment and Leasing expense line items.
(j)	Includes National City’s Impairment fraud and other losses, Third party services, and Other line items.

See accompanying Notes to Pro Forma Condensed Financial Statements.

Note 1 – Basis of Presentation:

The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting, giving effect to the merger involving PNC and National City and the issuance of the preferred securities and warrants to purchase PNC common stock to the Treasury as if the transactions had occurred as of the beginning of the earliest period presented. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the merger and the issuance of the preferred securities and warrants to purchase shares of PNC common stock to the Treasury been consummated at January 1, 2007, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform to the current presentation. The merger, which is currently expected to be completed on December 31, 2008, provides for the issuance of 0.0392 of a share of PNC common stock for each share of outstanding National City common stock, the issuance of an aggregate of approximately 328 million additional shares of National City common stock to certain investors immediately prior to the completion of the merger under the terms of their investment agreements (assuming the trading price per share of National City common stock on the trading day immediately prior to the completion of the merger is equal to or greater than $2.07, the closing price of National City common stock on October 24, 2008) and a payment of $384 million, payable in cash to certain National City warrant holders based on the terms, including the downside protection provisions, of the warrants, and is subject to shareholder approval. Each outstanding share of National City preferred stock will be converted into a share of a corresponding series of PNC preferred stock having terms substantially identical to that series of National City preferred stock. Each National City option will be converted into PNC options with the same terms and conditions, adjusted to reflect the exchange ratio.

The merger will be accounted for as an acquisition by PNC of National City using the purchase method of accounting. Accordingly, the assets and liabilities of National City will be recorded at their respective fair values on the date the merger is completed. The share value of PNC common stock issued to effect the merger has been estimated at $59.09 per share. This amount was determined by averaging the price of shares of PNC common stock for a period beginning two trading days before the announcement of the merger and ending two trading days after the merger agreement (which includes the day of announcement).

The pro forma financial information includes estimated adjustments to record assets and liabilities of National City at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of National City’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts and other items of National City as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to National City’s shareholders’ equity including results of operations from October 1, 2008 through the date the merger is completed will also change the purchase price allocation, which may include the recording of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

PNC has received approval from the Treasury to issue $7.7 billion of preferred securities and warrants to purchase 17.2 million shares of PNC common stock no later than the closing date, subject to standard closing requirements. The pro forma financial information gives effect to the planned issuance of the preferred securities and warrants to the Treasury. The estimated proceeds from the Treasury are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred securities. The fair value of the warrants is determined using a Black Scholes model. The model includes assumptions regarding PNC’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the warrants, the less negative impact on net income and earnings per share available to common shareholders. The fair value of the preferred securities is determined based on assumptions regarding the discount rate (market rate) on the preferred securities (currently estimated at 13%). The lower the discount rate, the less negative impact on net income and earnings per share available to common shareholders. If the merger with National City is not completed, PNC would issue $3.5 billion of preferred securities and warrants to purchase 7.8 million shares of PNC common stock assuming a purchase price of $67.33 per share (trailing 20-day PNC average closing stock price as of October 22, 2008).

The unaudited pro forma condensed combined financial statements assume that the merger will close in fourth quarter 2008. However, if the merger is consummated on or after January 1, 2009, the merger will be accounted for under Statement of Financial Accounting Standards (revised 2007), Business Combinations (SFAS 141R). SFAS 141R would require that the purchase price be determined based on PNC’s closing stock price on the date the merger is consummated, that the loan portfolio consisting of both impaired loans, as defined, and nonimpaired loans, be recorded at fair value, with no carry-over of the allowance for credit losses, and that contingent assets and liabilities be recorded at fair value. Further SFAS 141R would require that merger related exit and termination charges be recorded to expense as incurred.

Note 2 – Accounting Policies and Financial Statement Classifications:

The accounting policies of both PNC and National City are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note 3 – Merger and Integration Costs:

In connection with the merger, the plan to integrate PNC and National City’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. PNC and National City are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, supply chain methodologies and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of National City’s employees, vacating National City’s leased premises, changing information systems, canceling contracts between National City and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by National City. Additionally, as part of our formulation of the integration plan, certain actions regarding existing PNC information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel may be taken. PNC also expects to incur merger-related expenses including system conversion costs, employee retention agreements, communications to customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. We expect that such decisions will be completed after the merger.

The estimated pretax costs associated with employee displacement, lease terminations and disposal of premises, furniture and equipment has been estimated at $0.5 billion and will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to goodwill. The pro forma condensed combined balance sheet does not include the preliminary estimate of these costs since the costs are not indicative of what the historical results of PNC would have been had PNC and National City actually been combined during the periods presented. See Note 6 footnote H for additional purchase accounting adjustments included in the pro forma condensed combined balance sheet.

The estimated merger-related integration costs total $0.5 billion. These costs include an estimated $228 million for branch and operational conversions, $63 million for personnel changes, $48 million for technology and $44 million for facilities. We also expect to record a conforming credit allowance adjustment reflecting PNC’s estimate, subject to the outcome of additional loan portfolio reviews and changes in economic conditions, of additional incurred loss reserves required at closing on the National City performing loan portfolio. This adjustment will take into account differences between PNC’s and National City’s reserve process and underlying model estimates and assumptions. These differences include (a) PNC’s loss given default factors based on collateral types with defined recovery values compared with National City’s based on borrower enterprise values, (b) PNC’s lower (more adverse) risk ratings for National City borrowers in industries demonstrating more stress in the current economic environment, and (c) PNC’s lower (more adverse) risk ratings for common credit exposures. The credit adjustment and certain integration costs will be provided for or expensed as incurred in PNC’s fourth quarter 2008 results of operations. The remaining integration costs will be expensed in the combined company results of operations in 2009 and 2010. Accordingly, these charges are not included in the pro forma condensed combined income statement.

Note 4 – Estimated Annual Cost Savings:

PNC expects to realize approximately $1.2 billion in pretax cost savings following the merger, which PNC expects to be phased in over a 26-month period. These cost savings are not reflected in the pro forma financial information. Although management anticipates such synergies and cost savings to occur, there can be no assurance these synergies and cost savings will be achieved.

Note 5 – Capital Issuance:

PNC places great emphasis on maintaining a strong capital base and continues to exceed regulatory capital requirements for well capitalized financial institutions. Management is committed to maintaining a capital level sufficient to assure shareholders, customers and regulators that PNC is financially sound.

PNC has received approval from the Treasury to issue preferred securities and warrants to purchase PNC common stock no later than the closing date, subject to the signing of definitive documents and certain closing requirements, as part of the Treasury’s TARP Capital Purchase Program. The securities issued to the Treasury consist of preferred securities and common stock warrants, all of which are classified as Tier 1 capital for regulatory purposes. The Treasury would receive warrants to purchase a number of shares of common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing twenty day trading average leading up to October 22, 2008.

The unaudited condensed combined balance sheet data and selected capital ratios are presented as of September 30, 2008 and the unaudited condensed combined income statements are presented for the year ended December 31, 2007 and the nine months ended September 30, 2008, reflecting the receipt of $7.7 billion from the planned sale of preferred securities and the issuance of warrants to purchase 17.2 million shares of PNC common stock assuming a purchase price of $67.33 per share (trailing 20-day PNC average closing stock price as of October 22, 2008). However, there is no guarantee that the estimated proceeds will ultimately be received. The pro forma financial data may change materially based on the actual proceeds received under the TARP Capital Purchase Program, the timing and utilization of the proceeds as well as certain other factors including the strike price of the warrants, any subsequent changes in PNC’s common stock price and the discount rate used to determine the fair value of the preferred securities.

Following are the pro forma capital ratios based on the merger and the TARP issuance:

	September 30, 2008
	PNC As Reported (a)	Pro Forma Combined	Pro Forma with TARP (b)
Pro Forma Combined Capital Ratios:
Tier 1 risk based	8.2%	6.0%	9.2%
Total risk based	11.9%	10.0%	13.2%
Leverage	7.2%	5.3%	8.1%
Tangible common equity ratio	3.6%	3.5%	3.7%
Common shareholders’ equity to assets	9.4%	6.9%	7.1%

(a)	Amounts derived from PNC’s unaudited interim consolidated financial statements as of, and for the nine months ended, September 30, 2008.
(b)	Pro forma impact assuming proceeds from the planned issuance of preferred securities ($7.7 billion).

Note 6 – Pro Forma Adjustments:

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

A

Loans and loans held for sale were adjusted by $13.5 billion, to recognize (i) $10.3 billion of credit losses related to loans within the scope of AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP 03-3), based on managements’ current estimate of expected cash flows, (ii) to adjust all loans by $3.2 billion to reflect current fair value based on current market interest rates and spreads, and (iii) reverse $23 million of prior purchase accounting adjustments recorded by National City. The SOP 03-3 loans were determined by management with consideration given to the segregated liquidating loan portfolio identified by National City totaling $19.0 billion as well as the commercial residential construction portfolio totaling $3.5 billion. The total SOP 03-3 loan portfolio is estimated at $22.5 billion. The estimated amount of accretable yield for loans under SOP 03-3 is $1.1 billion. The difference between the SOP 03-3 adjustment and the National City allowance for loan losses subject to SOP 03-3 reflects management’s assumption that the National City allowance for loan losses was calculated under the incurred loss to date methodology and not under an approach that estimates expected cash flows over the life of the loan portfolio, as well as, does not include interest rate market adjustments. The adjustment to reflect current interest rates and spreads gave consideration, by loan type, to the incremental required spread necessary in the current interest rate environment, the existing yield and duration/weighted average life of the loan portfolio. These adjustments result in the loans being recorded at fair value.

B	Allowance for loan losses was adjusted by $2.2 billion, to reflect the reduction of National City’s existing allowance for loan losses for loans subject to SOP 03-3. The adjustment was based on National City’s allowance for loan losses allocation for each portfolio provided in its Credit Risk Reports. This adjustment has not been reflected in the pro forma income statement.

C	Goodwill was adjusted by $3.0 billion to reflect the write-off of National City’s historical goodwill. Note: National City has recorded $2.4 billion of goodwill impairment charges in 2008. These charges would not have been recorded had the companies combined at the earliest period presented.

D	Other intangibles were adjusted by $1.5 billion to reflect the write-off of National City’s historical other intangibles of $0.3 billion and establish identifiable intangibles (net of a pro rata reduction to eliminate excess net asset value over purchase price paid) of $1.4 billion for estimated core deposit and other relationship intangibles, including asset management, and to reflect fair market value adjustments on MSRs of $0.4 billion. Core deposits are defined as noninterest and interest bearing demand accounts, savings and money market accounts. The core deposit intangible (“CDI”) is amortized over 9 years using an accelerated method, other relationship intangibles are amortized over 10 years, and the fair market value adjustments on MSRs are amortized over 10 years.

E	Other assets were adjusted to record deferred tax assets of $3.8 billion reflecting a 37% combined federal and state tax rate on balance sheet adjustments (See Note 7), including, but not limited to, identifiable intangibles recorded and loan, deposit and borrowing fair value adjustments and fair value adjustments to other assets totaling $0.1 billion offset by a $0.2 billion pro rata reduction of PP&E to eliminate excess net asset value over purchase price paid and reclassification of $1.0 billion of PNC and existing National City net deferred tax liabilities.

F	Interest bearing time deposits were adjusted by $0.5 billion to reflect current interest rates and spreads and to reverse $48 million of prior purchase accounting adjustments recorded by National City. The adjustment to reflect current interest rates and spreads on time deposits was based on discounted cash flows of contractual maturities assuming the forward LIBOR curve on the valuation date adjusted for a servicing spread. These adjustments result in the deposits being recorded at fair value.

G

Borrowings were adjusted by $1.6 billion to reflect current interest rates and spreads and to reverse a $6 million prior purchase accounting adjustment recorded by National City. The adjustment to reflect the current interest rates and spreads on borrowings was based on secondary market prices for public debt based on PNC’s credit rating and discounted cash flows of contractual maturities/rates paid for FHLB borrowings assuming the forward LIBOR curve on the valuation date adjusted to reflect current pricing on similar borrowings. These adjustments result in the borrowings being recorded at fair value. Borrowings also include the cash payment to certain warrant holders of $384 million (financing costs assumed at 4.0% pretax) based on the terms, including the downside protection provisions, of the warrants.

H	Other liabilities were adjusted by $0.7 billion, to record reserves and employee benefit adjustments of $1.5 billion, change in control payouts of $0.2 billion, $55 million of transaction costs and for the reclassification of $1.0 billion of PNC and existing National City net deferred tax liabilities to other assets.

I	(1) Historical shareholders’ equity of National City has been eliminated, (2) consolidated shareholders’ equity has been adjusted to reflect PNC’s capitalization of National City reflecting total consideration (See note 7) and (3) issuance of preferred securities and related warrants to the Treasury (See Note 5 and J below).

In millions Unaudited	PNC As Reported	NCC As Reported	Pro Forma Adjustments	Ref	Pro Forma Combined	TARP	Ref	Pro Forma with TARP
Shareholders’ Equity
Preferred stock						$7,175	(3)	$7,175
Common stock	$1,787	$8,144	$(8,144)	(1)	$2,251			2,251
			464	(2)
Capital surplus	3,377	11,848	(11,848)	(1)	8,542	525	(3)	9,067
			5,013	(2)
			2	(2)
			150	(2)
Retained earnings (deficit)	11,959	(4,170)	4,170	(1)	11,959			11,959
Accumulated other comprehensive (loss) income	(2,230)	16	(16)	(1)	(2,230)			(2,230)
Common stock held in treasury at cost	(675)				(675)			(675)

Total shareholders’ equity	$14,218	$15,838	$(10,209)		$19,847	$7,700		$27,547

J	Reflects the estimated proceeds from Treasury are used to reduce short-term borrowings (federal funds and repurchase agreements). The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred securities. The fair value of the warrants is determined using a Black Scholes model. The model includes assumptions regarding PNC’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the warrants, the less negative impact on net income and earnings per share available to common shareholders. The fair value of the preferred securities is determined based on assumptions regarding the discount rate (market rate) on the preferred securities (currently estimated at 13%). The lower the discount rate, the less negative impact on net income and earnings per share available to common shareholders.

K	Interest income from loans has been adjusted to estimate the accretion of the purchase accounting adjustment related to current interest rates over the estimated remaining life of the loan portfolio of approximately 6 years.

L	Interest expense from deposits has been adjusted to estimate the amortization of the purchase accounting adjustment for time deposits related to current interest rates over the estimated life of the related time deposit liabilities of approximately 3 years.

M	Interest expense from borrowings has been adjusted by $0.3 billion and $0.2 billion to estimate the accretion of the purchase accounting adjustment related to current interest rates over the estimated remaining term of the borrowings of approximately 4 years for the year ended December 31, 2007 and nine months ended September 30, 2008, respectively, and for the financing costs on the cash payment to National City warrant holders of $15 million and $12 million for the year ended December 31, 2007 and nine months ended September 30, 2008, respectively, assuming a rate of 4.0% pretax. The 4.0% reflects PNC’s historical borrowing cost on subordinated debt.

N	Other adjustments to amortize the MSR purchase accounting adjustments over the estimated remaining lives of 10 years.

O	Reduce depreciation expense for pro rata reduction in PP&E to eliminate net asset value in excess of purchase price paid.

P	Intangible amortization expense has been adjusted to estimate the amortization of incremental identifiable intangible assets recognized (CDI amortized over 9 years using an accelerated method and other intangibles amortized over 10 years on a straight-line basis.) and eliminate the historical amortization of National City.

Q	Income tax expense reflects the net tax on adjustments at a tax rate of 37% (35% federal statutory rate plus 2% state tax rate). The primary reasons for the difference between our consolidated effective tax rate and the statutory federal income tax rate are non-deductible goodwill charges, tax exempt interest, earnings on life insurance policies, and tax credits.

R	Reflects the proceeds are used to reduce short-term borrowings (federal funds purchased and repurchase agreements). The reduction in interest expense is based on the average historical borrowing rates for federal funds purchased and repurchase agreements of 4.76% for the full year ended December 31, 2007, and 2.14% for the nine months ended September 30, 2008. The actual impact to net interest income may be different as management anticipates that the cash proceeds may be used to fund future loan growth. However, the net impact to fully diluted common shareholders’ will be dependent on the ultimate use of the proceeds, including the interest rate environment and timing of the use of the proceeds.

Note 7 – Preliminary Purchase Accounting Allocation:

The pro forma financial information reflects the right of each National City stockholder to receive a number of shares of PNC common stock equal to the product of 0.0392 times the number of shares of National City stock held on the record date, and the right of certain warrant holders to receive an amount of cash equal to $384 million based on the terms, including the downside protection provisions, of the warrants. Each outstanding share of National City preferred stock will be converted into a share of a corresponding series of PNC preferred stock having terms substantially identical to that series of National City preferred stock. The preferred stock has a liquidation value of $150 million. Each option outstanding will be exchanged for PNC options. Because the exercise price of the converted options was higher than the market price, a value of $2 million was assigned to the options based on a Black Scholes Option Pricing Model. The merger will be accounted for using the purchase method of accounting; accordingly PNC’s cost to acquire National City will be allocated to the assets (including identifiable intangible assets) and liabilities of National City at their respective estimated fair values as of the merger date. Accordingly, the preliminary allocation of the purchase price to the net assets acquired at September 30, 2008, is summarized below and includes a pro rata reduction to PP&E and identifiable intangibles created to eliminate excess net asset value over purchase price paid:

(In millions, except per share data)	As of September 30, 2008
Pro Forma Purchase Price
National City common shares outstanding	2,036
Incremental shares to be issued	328

Total common shares for conversion	2,364
Exchange ratio	0.0392

PNC common stock issued	92.69
Average PNC share price over days surrounding announcement	$59.09

Purchase price per National City common shares outstanding		$5,477

National City preferred stock converted to PNC preferred stock		150

Value of National City options converted to PNC options		2

Cash payment to certain warrant holders		384

Total Pro Forma Purchase Price		$6,013

Preliminary Allocation of the Pro Forma Purchase Price
National City stockholders’ equity	$15,838
National City goodwill and other intangibles	3,297	12,541

Estimated Adjustments to Reflect Fair Value of Net Assets Acquired
Loans	(11,360)
Other assets	(136)
Other intangibles	1,834
Deposits	(543)
Debt	1,581
Accrued expenses and other	(1,738)

Subtotal	(10,362)
Tax Rate	37%

Deferred taxes	3,834	(6,528)

Fair value of net assets acquired		$6,013

Preliminary Pro Forma Goodwill Resulting From the Merger		$—

Note 8 – Pro Forma Earnings Per Share:

The pro forma combined earnings and diluted earnings per share for the respective periods presented are based on the combined weighted average number of shares of common and diluted potential common shares of PNC and National City. The number of weighted average common shares, including all diluted potential common shares, reflects the exchange of 0.0392 of a share of PNC common stock for each share of National City common stock. Amounts used in the determination of the pro forma basic and diluted earnings per share are as follows:

(in millions, except per share amounts)	Nine Months Ended 09/30/08			Year Ended 12/31/07
Calculation of Basic Earnings (Loss) per Common Share
Pro forma net income (loss)	$(2,758)			$1,874
Less: Preferred stock dividends (a)	1			2

Net income (loss) applicable to basic earnings per common share	$(2,759)			$1,872
Plus: After tax earnings on TARP proceeds	78			230
Less: Preferred stock dividends on TARP (b)	362			477

Net income (loss) applicable to basic earnings per common share - with TARP	$(3,043)			$1,625

Basic weighted average common shares outstanding (000s)	436			424

Basic earnings (loss) per common share	$(6.33)			$4.42
Basic earnings (loss) per common share - with TARP	$(6.99)			$3.84

Calculation of Diluted Earnings (Loss) per Common Share
Pro forma net income (loss)	$(2,758)			$1,874
Less: Preferred dividends (a)	1			2
Less: BlackRock adjustment for common stock equivalents	8			8

Net income (loss) applicable to diluted earnings per common share	$(2,767)			$1,864
Plus: After tax earnings on TARP proceeds	78			230
Less: Preferred dividends on TARP (b)	362			477

Net income (loss) applicable to diluted earnings per common share - with TARP	$(3,051)			$1,617

Basic weighted average common shares outstanding	436			424
Conversion shares	—	(d	)	4

Diluted weighted average common shares outstanding	436			428
Diluted shares from warrants (c)	—			1

Diluted weighted average common shares outstanding - with TARP	436			429

Diluted earnings (loss) per common share	$(6.35)			$4.36
Diluted earnings (loss) per common share - with TARP	$(7.00)			$3.77

Note: National City options converted to PNC options were not included in the calculation of diluted earnings per common share because the exercise price was higher than the market price (antidilutive).

(a)	2008 preferred dividends on National City Preferred Stock Series G, which was converted to common shares in September 2008, was excluded from this calculation as it has been assumed that the conversion to common shares was completed at the beginning of the period presented.
(b)

Consists of dividends on preferred securities at a 5% annual rate as well as accretion of discount on preferred securities upon issuance. The discount is determined based on the value that is allocated to the warrants upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 7%) over a five-year term, which is the expected life of the preferred securities upon issuance. The estimated accretion is based on a number of assumptions, which are subject to change. These assumptions include the discount (market rate at issuance) rate on the preferred securities, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred securities. The fair value of the warrants is determined using a Black Scholes model. The model includes assumptions regarding PNC’s common stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the warrants, the less negative impact on net income and earnings per share available to common shareholders. The fair value of the preferred securities is determined based on assumptions regarding the discount rate (market rate) on the preferred securities (currently estimated at 13%). The lower the discount rate, the less negative impact on net income and earnings per share available to common shareholders.

(c)	The pro forma adjustment shows the increase in diluted shares outstanding assuming that the warrants had been issued on January 1, 2007 at a strike price of $67.33 per share (based on the trailing 20-day PNC average closing stock price as of October 22, 2008) and remained outstanding for the entire period presented. The treasury stock method was utilized to determine the dilution of warrants for the periods presented. The strike price was compared to PNC’s average stock price. The warrants issued to the Treasury were not included in the calculation of diluted earnings per common share in 2008 because the warrants are antidilutive due to the net loss in the period.
(d)	PNC historical diluted earnings per share calculation included 3 million common stock equivalents which were dilutive in the historical results. However, as a result of the combined net loss for purposes of this pro forma, these same common stock equivalents would be antidilutive and have been excluded for purposes of calculating the pro forma loss per share.